UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported):  April 26, 2004



                           WEINGARTEN REALTY INVESTORS
             (Exact name of Registrant as specified in its Charter)



            Texas                         1-9876                  74-1464203

(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification Number)



            2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (713) 866-6000


                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM  7.   EXHIBITS.

           99.1     Press  Release  dated  April  26,  2004.



ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     The information under this caption is furnished by Weingarten Realty Investors (the "Company") in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 26, 2004, the Company issued a press release describing its results of operations for the first quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this report. In the earnings release, the Company used the non-GAAP financial measure of Funds from Operations ("FFO"). A reconciliation of FFO to the comparable GAAP financial measure (Net income) is contained in the attached earnings release. Disclosure regarding the definition of FFO used by the Company and why the Company's management believes the presentation of FFO provides useful information to investors is included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 27, 2004
                                       WEINGARTEN REALTY INVESTORS



                                       By:  /s/     Joe D. Shafer
                                          --------------------------
                                                Joe D. Shafer
                                          Vice President/Controller

                                INDEX TO EXHIBITS


99.1     Press  Release  dated  April  26,  2004.

NEWS RELEASE
                           Information: Tracy Pursell
                                 (713) 866-6050


                      WEINGARTEN REALTY INVESTORS ANNOUNCES
                         FIRST QUARTER 2004 FFO UP 18.9%

Houston, Texas, April 26, 2004: Weingarten Realty Investors (NYSE:WRI) announced today the results of its first quarter ended March 31, 2004. All per share amounts are adjusted for WRI's 3 for 2 share split completed on March 30, 2004:

     - Net income available to common shareholders increased to $27.1 million, as compared to $25.0 million in the first quarter 2003, an increase of 8.4%.

     - Funds from Operations (FFO), considered the most meaningful performance measurement within the REIT industry, increased to $52.2 million for the first quarter of 2004 from $43.9 million for the same period in 2003, an 18.9% increase. On a diluted per share basis, FFO increased to $.62 per share as compared to $.56 per share for the same quarter of the previous year, a 10.7% increase.

     - Rental revenues for the first quarter of 2004 were $116.0 million, up from $96.4 million for the first quarter of 2003, a 20.3% increase.

     - Weingarten invested $240.9 million in acquisitions and new development projects.

     - The Company raised $121.1 million through the sale of 3.6 million common shares at $33.64 per share, and issued $200 million of medium-term notes with 10-year maturities and an effective weighted average interest rate of 5.2%.

     - Weingarten called for the redemption of its 7.0% Cumulative Redeemable Preferred C Shares totaling $112.6 million, effective April 1, 2004.

     - Occupancy of the overall portfolio was reported at 93.5% for the first quarter of 2004, up from 91.8% for the first quarter of 2003. Occupancy for the retail properties was 93.5% at March 31, 2004 as compared to 92.6% at March 31, 2003, and the industrial portfolio's occupancy increased to 93.2% from 89.0% for the first quarter of 2003.

     - The Company completed a 3 for 2 share split on March 30, 2004 to shareholders of record on March 16, 2004.

     - The Board of Trust Managers declared a dividend of $.415 per common share for the first quarter of 2004, up from $.39 per common share in 2003, both on a post-split basis. On an annualized basis, this represents a dividend of $1.66 per share as compared to $1.56 per share for the prior year, a 6.4% increase. The dividend is payable on June 15, 2004 to shareholders of record on June 4, 2004. This represents a common dividend payout ratio of 68.1% of Funds from Operations.

In announcing the results for the first quarter, Drew Alexander, President and Chief Executive Officer, attributed the Company's increase in all measures of performance to its acquisitions and new development projects coming on-line, as well as to increased rental revenues from the existing portfolio.

Alexander commented, "Weingarten had an extremely successful quarter with respect to acquisitions, purchasing seven shopping centers totaling 1.5 million square feet with a total investment of $230.4 million and a projected return of slightly over 8%. We currently have a number of potential acquisitions in various stages of due diligence, and, combined with these first quarter acquisitions, we are very comfortable that we will achieve our 2004 acquisition plan of $400 million."

Alexander also reported that the Company currently has 13 retail development properties in various stages of construction. During the first quarter of 2004, Weingarten invested $10.5 million in these properties, which are currently 86% leased. Upon completion, these developments will represent an investment of approximately $129 million and will add 937,000 square feet to the portfolio. All 13 retail developments are anchored either by a market-dominant supermarket or a national discount department store such as Target or Wal-Mart, and will come on-line during the remainder of 2004 and into 2005.

With respect to the existing portfolio, Alexander noted that the Company completed 264 new leases or renewals totaling 973,000 square feet during the first quarter 2004, with an average rental rate increase of 8.5% on a same-space basis from first quarter 2003. Net of capital costs associated with improvements to the leased spaces, rental rates increased 6.4%.

Alexander further commented with regard to financing activities, "During the first quarter we issued 3.6 million common shares at $33.64. The net proceeds of $118 million were primarily used to redeem our 7.0% Cumulative Redeemable Series C Preferred Shares totaling $112.6 million, which were called on March 2, 2004 and redeemed on April 1, 2004. We also continued our practice of refinancing short-term, variable-rate debt under our revolving line of credit with longer-term, fixed-rate debt. During the quarter ended March 31, 2004, we issued a total of $200 million of 10-year medium-term notes through three separate transactions with an effective weighted average interest rate of 5.2%. Although these transactions have a negative impact on our interest expense, we believe it is prudent to reduce Weingarten's exposure to future interest rate increases."

Alexander stated, "We are extremely optimistic about the balance of 2004 as we work to maximize the potential of our existing portfolio, assess acquisition and development opportunities and evaluate alternative financing opportunities that will benefit Weingarten over the long-term. Subsequent to March 31, 2004, we acquired 50% joint venture interests in three shopping centers in McAllen, Texas totaling 467,900 square feet. In April, we issued an additional $50 million 10-year medium-term note with an effective interest rate of 4.8%, further fixing favorable longer-term debt in order to pay down our revolver, which resulted in lowering our variable-rate debt to only 18% of total debt. Leasing activity remains strong, and we expect occupancy to continue to increase."

The Board of Trust Managers also declared dividends on the Company's 6.75% Series D Cumulative Redeemable Preferred Shares (NYSE:WRIPrD) of $.421875 per share, payable on June 15, 2004 to shareholders of record on June 4, 2004.

The Company also announced that it will host a live webcast of its quarterly conference call on Monday, April 26, 2004 at 10:00 a.m. Central Time. The webcast can be accessed via the Company's website at www.weingarten.com. A
                                                     ------------------
replay is also available at the website starting approximately two hours following the live call or can be heard by calling 877-519-4471, identification number 4672658 for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 337 income-producing and new development properties in 20 states that span from coast to coast in the southern half of the United States. Included in the portfolio are 276 neighborhood and community shopping centers and 61 industrial properties aggregating 44.8 million square feet. Weingarten has one of the most diversified tenant bases of any major REIT in its sector, with the largest of its 4,900 tenants comprising less than 3% of its rental revenues. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol "WRI". For further information on the Company, please visit www.weingarten.com.
------------------



STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.


                                     FINANCIAL STATEMENTS
                                  WEINGARTEN REALTY INVESTORS
       (in thousands, except per share amounts that are reported on a post-split basis)


                                                                      Three Months Ended
                                                                          March 31,
STATEMENTS OF CONSOLIDATED INCOME AND                                2004            2003
FUNDS FROM OPERATIONS                                                    (Unaudited)
                                                                 ------------    ------------
Rental Income                                                    $   116,001     $    96,383
Interest Income                                                          276             246
Other Income                                                           1,571           1,018
                                                                 ------------    ------------
           Total Revenues                                            117,848          97,647
                                                                 ------------    ------------
Depreciation and Amortization                                         26,663          21,057
Interest Expense                                                      27,733          19,439
Operating Expense                                                     17,214          14,047
Ad Valorem Taxes                                                      14,527          11,419
General and Administrative Expense                                     4,026           3,057
                                                                 ------------    ------------
           Total Expenses                                             90,163          69,019
                                                                 ------------    ------------
Operating Income                                                      27,685          28,628
Equity in Earnings of Joint Ventures                                   1,286           1,038
Income Allocated to Minority Interests                                  (879)           (895)
Gain on Sale of Properties                                               317               9
                                                                 ------------    ------------
Income Before Discontinued Operations                                 28,409          28,780
                                                                 ------------    ------------
Operating Income From Discontinued Operations                                            240
Gain on Sale of Properties                                                               871
                                                                 ------------    ------------
           Income from Discontinued Operations                                         1,111
                                                                 ------------    ------------
Net Income                                                            28,409          29,891
Less:  Preferred Dividends                                             1,266           4,922
                                                                 ------------    ------------
Net Income Available to Common Shareholders--Basic               $    27,143     $    24,969
                                                                 ============    ============
Net Income Per Common Share--Basic                               $      0.33     $      0.32
                                                                 ============    ============
Net Income Available to Common Shareholders--Diluted             $    27,969     $    25,801
                                                                 ============    ============
Net Income Per Common Share--Diluted                             $      0.32     $      0.32
                                                                 ============    ============


Funds from Operations:
Net Income Available to Common Shareholders                      $    27,143         $24,969
Depreciation and Amortization                                         24,754          19,392
Depreciation and Amortization of Unconsolidated Joint Ventures           657             434
Gain on Sale of Properties                                              (317)           (880)
                                                                 ------------    ------------
Funds from Operations--Basic                                     $    52,237     $    43,915
                                                                 ============    ============
Funds from Operations Per Common Share--Basic                    $      0.63     $      0.56
                                                                 ============    ============
Funds from Operations--Diluted                                   $    53,567     $    45,178
                                                                 ============    ============
Funds from Operations Per Common Share--Diluted                  $      0.62     $      0.56
                                                                 ============    ============
Weighted Average Shares Outstanding--Basic                            83,143          78,136
                                                                 ============    ============
Weighted Average Shares Outstanding--Diluted                          86,281          81,026
                                                                 ============    ============




                                                                  March 31,      December 31,
                                                                     2004            2003
CONSOLIDATED BALANCE SHEETS                                      (Unaudited)       (Audited)
                                                                 ------------    ------------
Property                                                         $ 3,447,492     $ 3,200,091
Accumulated Depreciation                                            (549,714)       (527,375)
Investment in Real Estate Joint Ventures                              35,671          35,085
Notes Receivable                                                      41,705          36,825
Unamortized Debt and Lease Costs                                      78,170          70,895
Accrued Rent and Accounts Receivable, net                             29,244          40,325
Cash and Cash Equivalents                                             34,455          20,255
Other Assets                                                          52,152          46,993
                                                                 ------------    ------------
                      Total Assets                               $ 3,169,175     $ 2,923,094
                                                                 ============    ============

Debt                                                             $ 1,947,070     $ 1,810,706
Preferred Shares Subject to Mandatory Redemption, net                109,378         109,364
Accounts Payable and Accrued Expenses                                 52,466          78,986
Other                                                                 77,558          52,671
                                                                 ------------    ------------
            Total Liabilities                                      2,186,472       2,051,727
                                                                 ------------    ------------

Minority Interest                                                     56,033          49,804
                                                                 ------------    ------------

Preferred Shares of Beneficial Interest                                   90              90
Common Shares of Beneficial Interest                                   2,562           2,488
Capital Surplus                                                    1,112,768         993,570
Accumulated Dividends in Excess of Net Income                       (182,670)       (174,234)
Accumulated Other Comprehensive Loss                                  (6,080)           (351)
                                                                 ------------    ------------
            Total Shareholders' Equity                               926,670         821,563
                                                                 ------------    ------------
                     Total Liabilities and Shareholders' Equity  $ 3,169,175     $ 2,923,094
                                                                 ============    ============


Note:  Certain reclassifications of prior years' amounts have been made to conform with the current year presentation.
